Exhibit 10.45

2020 AMENDED AND RESTATED QTS REALTY TRUST, INC. EMPLOYEE STOCK PURCHASE PLAN

This 2020 Amended and Restated QTS Realty Trust, Inc. Employee Stock Purchase Plan (the "Plan") amends and restates the QTS Realty Trust, Inc. Employee Stock Purchase Plan, which was originally adopted by QTS Realty Trust, Inc. (the "Company") and effective July 1, 2015.  The Plan was last amended and restated effective July 1, 2017, and was approved by the Company's shareholders on May 4, 2017.   The purpose of this Plan is to provide eligible employees of the Company the opportunity to purchase shares of the Company's Class A common stock, $0.01 par value ("Common Stock") on a systematic basis at a discount. The Plan is designed to facilitate the accumulation of Common Stock by employees of the Company and certain of its subsidiaries, thereby aligning the economic interests of such employees with the economic interests of the Company's shareholders. The Plan is not intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code (the "Code").

1.    Effective Date and Term. The Plan, as amended and restated, shall be effective as of February 1, 2020 ("Effective Date"). Unless terminated earlier pursuant to Section 20, the Plan shall terminate on June 30, 2027.

2.    Administration.   The Plan will be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") or by a committee of one or more persons appointed by the Board or the Committee (the "Administrator"). Subject to any limitations set forth in the delegation to the Administrator, the Administrator has the authority to take the actions specified in the Plan and the discretionary authority to interpret the Plan and to adopt and implement rules and regulations for the administration of the Plan, and its interpretation and decisions with regard thereto shall be final and conclusive. The Administrator may delegate its duties and authority under the Plan.

3.    Shares Available under the Plan. As of the Effective Date, there shall be a total of 241,415 shares of Common Stock, less any shares that have been purchased under the Plan in effect prior to the Effective Date, available for issuance under the Plan. The Company shall issue shares of Common Stock from authorized but unissued shares or from shares reacquired by the Company, as the Company determines is appropriate from time to time.

4.    Eligibility. All regular full-time employees of the Company and its majority-owned subsidiaries (each a "Designated Subsidiary") who have been employed for at least thirty (30) days for the Company or a Designated Subsidiary are eligible to participate in the Plan, provided that they are employees of the Company or a Designated Subsidiary on the first day of the applicable Purchase Period (as defined below), that they do not, at any time during a Purchase Period, own stock possessing 5% or more of the total combined voting power or value of all class of stock of the Company, and that they are not required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 ("Eligible Employees"). Temporary, part-time or interns of the Company or any Designated Subsidiary are not eligible to be Eligible Employees.

5.    Purchase Periods.    There shall be four Purchase Periods each year, one beginning on January 1 and ending on March 31, one beginning on April 1 and ending on June 30, one beginning on July 1 and ending on September 30, and one beginning on October 1 and ending on December 31. The Administrator may, at any time and at its discretion, change the duration of future Purchase Periods (subject to a maximum Purchase Period of twenty-seven (27) months) and/or the start and end dates of future Purchase Periods.

6.    Participation.   An Eligible Employee may elect to participate for a given Purchase Period, and will be considered a "Participant" for that Purchase Period, by completing and submitting an enrollment form to the Administrator no later than fourteen (14) days prior to the first day of such Purchase Period, or such other period as determined by the Administrator. The enrollment form will authorize the after-tax payroll deduction from each paycheck received by the Participant during a Purchase Period, beginning in the first Purchase Period following the Participant's timely submission of the enrollment form to the Administrator. A Participant may change (increase or decrease) his or her payroll deduction election for a Purchase Period by completing and submitting a new enrollment form to the Administrator no later than fourteen (14) days prior to a Purchase Period, in which case such Participant's payroll deduction will be increased or decreased accordingly, effective on the first pay date in the Purchase Period following the timely submission of a new enrollment form.

Unless a Participant files a new enrollment form or withdraws from the Plan, his or her payroll deductions and purchases of Common Stock will continue at the same rate for future Purchase Periods under the Plan as long as the Plan remains in effect.

7.    Payroll Deductions. The Administrator or the Company will maintain bookkeeping accounts for all Participants to record their authorized payroll deductions ("Accounts"). A Participant may authorize a payroll deduction in whole dollar amounts (and in such increments as the Administrator may determine) of his or her base salary, subject to a minimum of $20 per paycheck and a maximum of $1,000 per paycheck (assuming 24 pay periods per year with such maximum limitation proportionately adjusted more frequent or infrequent pay periods during a year (e.g., $2,000 per paycheck for monthly pay periods).  Non-U.S. Participants may authorize payroll deductions in the local foreign currency which deduction will be subject to the same limitations, based on the applicable currency exchange rate to the dollar as of the date of the deduction. All payroll deductions made on behalf of each Participant from paychecks paid during each Purchase Period shall be credited to the Participant's Account and will be held for the purchase of Common Stock on the related Purchase Date (as defined below).  Unless the Administrator determines otherwise prior to the start of the applicable Purchase Period, contributions collected from a Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

8.    No Interest.    Interest will not be paid on any Accounts under the Plan.

9.    Terminating Participation and Withdrawal of Funds. A Participant may at any time prior to the close of business on the fourteenth (14th) day prior to the Purchase Date (as defined below), and for any reason, terminate his or her participation in the Plan, in which case no further payroll deductions will be made with respect to such Participant, effective on the first pay date in the Purchase Period following the Participant's timely termination of his or her participation in the Plan. Funds remaining in a Participant's Account after a Participant terminates his or her participation in the Plan will not be refunded to the Participant but instead will be used to purchase Common Stock on behalf of such Participant pursuant to the terms of the Plan.  A Participant terminating participation in the Plan may not begin participation again during the same Purchase Period in which the Participant's termination of his or her participation in the Plan became effective. The Participant may participate in any subsequent Purchase Period in accordance with the Plan and any terms and conditions as the Board or the Administrator may establish.

10.  401(k) Hardship Withdrawals.  If a Participant makes a hardship withdrawal from an employee benefit plan maintained by the Company or a Designated Subsidiary, including a retirement plan subject to section 401(a) and 401(k) of the Code, the Administrator may adopt a policy such that, following such hardship withdrawal and for such period of time set forth by the Administrator in its policy, the Participant's contributions to, and participation under, the Plan are suspended.

11.  Purchase of Shares. On the first business day immediately following the end of each Purchase Period, or as soon thereafter as is reasonably practicable, (the "Purchase Date"), the balance credited to a Participant's Account as of the end of such Purchase Period shall be applied to purchase the maximum number of whole shares of Common Stock at the Purchase Price (as defined in Section 12) for such Common Stock for that Purchase Period. No fractional shares may be purchased and the Administrator will hold all amounts not applied to purchase whole shares of Common Stock during a particular Purchase Period and apply such amounts toward the purchase of Common Stock during the next Purchase Period.  The Company will pay the cost of the broker's commission and fees on the purchase of the shares.

12.  Purchase Price. The "Purchase Price" for each Purchase Period shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than the lesser of ninety percent (90%) of the Fair Market Value of the Common Stock (i) on the first trading day of the Purchase Period, or (ii) on the last trading day of the Purchase Period; provided further, that in no event shall the Purchase Price be less than the par value of the Common Stock. The Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on the New York Stock Exchange (or such other exchange on which the Common Stock is listed) for such date.

13.  Insufficient Number of Shares. If the number of shares of Common Stock available for issuance under the Plan is insufficient to cover the number of shares that Participants' payments would purchase for a Purchase Period, then the number of shares of Common Stock a Participant would otherwise purchase on the Purchase Date for such Purchase Period shall be reduced to the number of shares determined by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of shares of Common Stock the Participant would have purchased on the Purchase Date (if there had been sufficient shares) and the denominator of which shall be the total number of shares of Common Stock all

Participants would have purchased on the Purchase Date (if there had been sufficient shares).  Any portion of any contributions not applied to the purchase of shares of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded in the currency in which the Participant made such contribution.

14.  Delivery of Shares. Each participant in the Plan shall be required to open an account with the designated broker for the Plan as a condition of participation in the Plan. Shares of Common Stock purchased by a Participant under this Plan shall be held for the Participant for a period of one (1) year following the Purchase Date, during which time the Participant may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of the shares. At the end of this one (1) year period, the shares shall be credited to the Participant's account with the designated broker and may be transferred or sold by the Participant at any time, subject to any restrictions imposed by law or the QTS Realty Trust, Inc. Policy on Inside Information and Insider Trading (the "Trading Policy"). The Board or Administrator may, at any time and at its discretion, choose a different broker or direct the book entry registration of shares.

15.  Termination of Employment.   In the event of a Participant's termination of employment on or before the tenth (10th) business day prior to a Purchase Date, no additional payroll deductions will be taken from any pay due to such Participant, and the balance in such Participant's Account will be promptly refunded to the Participant or, in the event of the Participant's death, to the Participant's estate. In the event of a Participant's termination of employment after the tenth (10th ) business day prior to a Purchase Date, a purchase of shares will occur in accordance with the terms of the Plan. For purposes of the Plan, a Participant's termination of employment or death will not be deemed to have occurred prior to the date the Administrator is provided written notice of such termination of employment or death. If, prior to the last day of the Purchase Period, the Designated Subsidiary by which a Participant is employed ceases to be a Designated Subsidiary, or if the Participant is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the Participant will be deemed to have terminated employment for the purposes of this Plan.

16.  Participants Not Stockholders. No Participant electing to participate in the Plan will be considered a stockholder of the Company with respect to his or her payroll deductions during any Purchase Period until shares of Common Stock have been purchased and credited to his or her account with the designated broker for the Plan.

17.  Rights Not Transferable.    Rights under the Plan are not transferable by a Participant.

18.  Adjustments in Case of Changes Affecting Shares. In the event of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of the shares of Common Stock, the maximum number of shares of Common Stock that may be issued under the Plan, as set forth in Section 3, and, to the extent necessary, the Purchase Price for such shares of Common Stock shall be adjusted proportionately. In the event of any other change affecting the shares of Common Stock, such adjustment, if any, shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

19.  Amendment of the Plan. The Board or the designated Administrator may at any time, and from time to time, amend the Plan in any respect.

20.  Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, all amounts credited to the Accounts of Participants will be promptly refunded without interest.

21.  Governing Law. The Plan shall be governed by and construed in accordance with Maryland law, except to the extent that such law is preempted by federal law.

22.  Withholding. Each Participant must make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction under the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to a Participant.

23.  Special Rules for Certain Employees.

(a)  The special rules in this Section 23 apply with respect to participation in the Plan by Eligible Employees who are "Restricted Persons," as defined in the Trading Policy. The provisions of this section are intended to make a Restricted Person's enrollment election under the Plan constitute a trading plan that satisfies the requirements for a Rule 10b5-1 plan under the Securities Exchange Act of 1934, as amended, with respect to such Restricted Person. The Administrator may provide for such additional rules and conditions as it may determine to permit a Restricted Person's enrollment election to satisfy the requirements of Rule 10b5-1. To the extent the provisions of this section are inconsistent with the preceding provisions of the Plan, the provisions of this section will govern with respect to Restricted Persons.

(b)  A Restricted Person may elect to participate in the Plan only during a period that is not in a "black-out period" or a "special blackout period" (as described in the Trading Policy) and during which trading in Common Stock by the Restricted Person is permitted under the Trading Policy. Such Restricted Person's enrollment under the Plan will become effective for the first pay date in the Purchase Period following the date the completed enrollment form is received by the Administrator, or for such later pay date as may be administratively practicable in such Purchase Period.

(c)  A Restricted Person may not change (increase or decrease) his or her enrollment election except in the fourth window period following the window period in which the Restricted Person's most recent enrollment election was made. If the Restricted Person does not change (increase or decrease) his or her enrollment election at that time, he or she will nevertheless be deemed to have made a new enrollment election during such following window period for purposes of the preceding sentence. Any change in the Restricted Person's enrollment election permitted by this paragraph will become effective for the first pay date in the Purchase Period following the date the Restricted Person's completed enrollment form is received by the Administrator as is administratively feasible.

(d)  Notwithstanding the foregoing paragraph (c) of this section, a Restricted Person may at any time until the close of business on the third business day prior to the last day in a Purchase Period and for any reason terminate his or her participation in the Plan and withdraw the balance accumulated in such Restricted Person's Account. A Restricted Person who terminates participation in the Plan may again commence participation in the Plan no earlier than the second window period following the date the Restricted Person terminates participation in the Plan.